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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) February 1, 2000.

                         CLEAN DIESEL TECHNOLOGIES, INC.
               (Exact name of Registrant as Specified in Charter)


                                     0-27432
                            (Commission File Number)


                 Delaware                            06-1393453
        (State or Other Jurisdiction                (IRS Employer
               Of Incorporation)                  Identification No.)



                               300 Atlantic Street
                                Stamford CT 06901
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code (203) 327-7050

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Item 5. On February 2, 2000 the Registrant issued the press release attached as
Exhibit 1.0 to this Report on Form 8-K relating to the licensing of technology and sale of assets to RJM Corporation ("RJM") for products associated with the Registrant's ARIS(TM) 2000 System (the "System"). The license is for application of the technology to stationary diesel engines in North, South and Central America. The System is a urea based selective catalytic reduction method of reducing oxides of nitrogen in flue gas. The licensing of this technology was pursuant to a license agreement of January 31, 2000 executed February 1, 2000 between the Registrant and RJM, a copy of which is attached hereto as Exhibit
1.1. The sale of assets was pursuant to an assets purchase agreement of January 31, 2000 executed February 1, 2000 between the Registrant and RJM, a copy of which is attached hereto as Exhibit 1.2. The technology license agreement provides for a maximum of $1.3 million in "earn-out" royalties and certain running royalties on net sales. The asset purchase agreement provided for the sale of $99,600 worth of assets and the transfer to RJM of two of Registrant's employees.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                                     CLEAN DIESEL TECHNOLOGIES, INC.

Dated: February 15, 2000                  By /s/ C. W. Grinnell
                                             -------------------
                                                Secretary